Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 [File No.: 333-290408] of our report dated February 5, 2025, except for Note 4, as to which the date is March 31, 2025 relating to the consolidated financial statements of CTW Cayman, as of July 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the years ended July 31, 2024 and 2023, which appear in such Registration Statements. Our report contains an explanatory paragraph regarding table sets relating to the assets, liabilities, results of operations, and changes in cash and cash equivalents of the VIEs, and segment reporting disclosures, as described in Notes 1 and 15, which were audited by other auditor. We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

November 17, 2025